Exhibit 4.51

                             SUBSCRIPTION AGREEMENT
                                  NEWAVE, INC.

NeWave, Inc.                                           December 19, 2005
Michael Hill, President
30 LaPatera, Suite 7
Goleta, CA 93117

Dear  Mr.  Hill:

     The undersigned (the "Subscriber") understands that NeWave, Inc., a Utah corporation (the "Company") is offering for sale to the undersigned up to one million shares of the Company's Common Stock or ("Shares").

     NOWTHEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:


DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

     a. "Closing Date" means the day this Agreement is executed by both parties.

     b. "Purchase Price" means the price per Share paid by the Subscriber pursuant to this Agreement.

     c. "Pricing Period" means the five trading days immediately preceding the Closing Date.

     d. "Re-pricing Period" means the five trading days immediately preceding November 29, 2006.

The Purchase Price shall be equal to fifty-percent (50%) of the average closing price of the Shares during the Pricing Period. If the average closing price of the Shares during the Re-pricing Period is lower than the average closing price of the Shares during the Pricing Period, the Purchase Price shall be reduced to fifty-percent (50%) of the average closing price of the Shares during the Re-pricing Period, in which case the Company shall issue additional Shares to the Subscriber at no additional cost and in an amount which would reconcile with the reduction in the Purchase Price. The Company has no obligation to register, qualify, or otherwise assist an investor in registering or qualifying the securities described herein for sale, or to obtain or establish an exemption from applicable registration or qualification requirements.

1. SUBSCRIPTION. Subject to the terms and conditions hereof, the Subscriber hereby subscribes for and agrees to purchase 1,000,000 Shares of Common Stock for the aggregate purchase price of $ 110,000 upon acceptance of this Subscription Agreement.

PAYMENT FOR THE COMMON STOCK. The undersigned agrees to complete the purchase of the stock specified in section one above by tendering a payment by check payable to "NeWave, Inc." or via wire transfer. If by check, remit to; "NeWave, Inc.", ATT/Michael Novielli, Chairman, 1110 Rt. 55, Suite 206, LaGrangeville, NY 12540, ph (845) 575-6770, fx (845) 575-6772. If via wire transfer, remit to: NeWave, Inc., Bank of America, ABA# 121000358, Account# 04164-03365. By verification by NeWave, Inc. of completing the purchase by the evidence of cleared funds the stock subscribed for herein will be deemed fully paid for. If this subscription is not accepted by the Company for any reason, all documents and funds will be returned to the Subscriber.

2. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER. The Subscriber hereby represents and warrants to and covenants with the Company, as well as each officer, director and agent of the Company as follows:

   (a)     General

     (i) The Subscriber has all requisite authority to enter into this Subscription Agreement and to perform all the obligations required to be performed by the Subscriber hereunder.

     (ii) The Subscriber is the sole party in interest and is not acquiring the Common Stock as an agent or otherwise for any other person. The Subscriber is a resident of the state set forth opposite its name on the signature page hereto and (a) if a corporation, partnership, trust or other form of business organization, it has its principal office within such state; (b) if an individual, he or she has his or her principal residence in such state; and (c) if a corporation, partnership, trust or other form of business organization which was organized for the specific purpose of acquiring the Common Stock, all of the beneficial owners are residents of such state.

     (iii) The Subscriber recognizes that the total amount of funds tendered to purchase the Common Stock is placed at the risk of the business and may be completely lost. The purchase of the Common Stock of the Company as an investment involves extreme risk.

     (iv) The Subscriber realizes that the Common Stock cannot readily be sold for a period of one year, as the shares of Common Stock are restricted securities, that it may not be possible to sell or dispose of the Common Stock and therefore the Common Stock must not be purchased unless the Subscriber has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and the Subscriber can provide for current needs and personal contingencies.

     (v) The Subscriber confirms and represents that he is able (a) to bear the economic risk of his/her investment, (b) to hold the securities for an indefinite period of time, and (c) to afford a complete loss of his/her investment. The Subscriber also represents that he has (x) adequate means of providing for his/her current needs and personal contingencies, and (y) has no need for liquidity in this particular investment.

     (vi) The Subscriber  has  not  become  aware  of  the  offering  of  Common
          Stock of the Company by any form of general solicitation or advertising, including, but not limited to advertisements, articles, notices or other communications published in any newspaper, magazine or other similar media or broadcast over television or radio or any seminar or meeting where those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

   (b)     Information  Concerning  the  Company

     (i) The Subscriber has received or had access to all current information about the Company including the Company's (A) Form 10-QSB/A for the quarter ended September 30, 2005, (B) Form 10-KSB for the period ending December 31, 2004 and any report filed pursuant to the 1934 Act since that time, if any (C) The Company's Proxy Statement and (D) any other filings with the SEC that may be pertinent to the evaluation of this investment in Common Stock.

     (ii) The Subscriber is familiar with the business and financial condition, properties, operations and prospects of the Company, and, at a reasonable time prior to the execution of the Subscription Agreement, has been afforded the opportunity to ask questions of and received satisfactory answers from the Company's officers and directors, or other persons acting on the Company's behalf, concerning the business and financial condition, properties, operations and prospects of the Company and concerning the terms and conditions of the offering of the Common Stock and has asked such questions as it desires to ask and all such questions have been answered to the full satisfaction of the Subscriber.

     (i) The Subscriber understands that, unless the Subscriber notifies the Company in writing to the contrary before the Closing, all the representations and warranties contained in the Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Subscriber.

     (ii) The Subscriber understands that the purchase of the Common Stock involves various risks, including, but not limited to, those outlined in this Subscription Agreement and the Private Placement Memorandum.

     (iii) The Subscriber acknowledges that no representations or warranties have been made to the Subscriber by the Company as to the tax consequences of this investment, or as to profits, losses or cash flow which may be received or sustained as a result of this investment.

     (iv) All documents, records and books pertaining to a proposed investment in the Common Stock which the Subscriber has requested have been made available to the Subscriber.

     (v) The Subscriber has been provided access to all information requested in evaluating his/her purchase of the Common Stock.

   (c)     Status  of  the  Subscriber

     (i) The Subscriber represents that he is an Accredited Investor as that term is defined in the Act (check each category of "Accredited Investor" below which is applicable to the Subscriber):

( x ) (A) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

( x ) (B) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

( ) (C) a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in Section 3(a)(5) (A) of the Act, whether acting in its individual or fiduciary capacity; broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance partnership as defined in Section 2(13) of the Act; an investment company registered under the Investment company Act of 1940 (the "1940 Act") or business development company as defined in Section 2(a) (48) of the 1940 Act; a Small business Investment Company licensed by the U.S. Small Business Administration under Section 301 or (d) of the Small Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which fiduciary is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors (as listed in categories (A) - (G));

(   )    (D) a private business development company as defined in Section 202(a)
(22)  of  the  Investment  Advisors  Act  of  1970;

( ) (E) an organization described in Section 501 (c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or a partnership, with total assets in excess of $5,000,000, and which was not formed for the specific purpose of acquiring the Common Stock;

( ) (F) a trust, with total assets in excess of $5,000,000 not formed for the specific purposes of acquiring the Common Stock whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Common Stock; and

(   )    (G)  an  entity  in  which  all  of  the  equity  owners are Accredited
Investors (as listed in categories (A) - (F) or is an Accredited Investor defined by Regulation D.

     (ii) The Subscriber agrees to furnish any additional information requested to assure compliance with applicable Federal and State Securities Laws in connection with the purchase and sale of the Common Stock.

   (d)     Restrictions  on  Transfer  or  Sale  of  the  Common  Stock

     (i) The Subscriber is acquiring the Common Stock subscribed solely for the Subscriber's own beneficial account, for investment purposes, and not with view to, or for resale in connection with, any distribution of the Common Stock. The Subscriber understands that the offer and the sale of the Common Stock has not been registered under the Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Subscriber and of the other representations made by the Subscriber in this Subscription Agreement. The Subscriber understands that the Company is relying upon the representations, covenants and agreements contained in the Subscription Agreement (and any supplemental information) for the purposes of determining whether this transaction meets the requirements for such exemptions.

     (ii) The Subscriber understands that the Common Stock are "restricted securities" under applicable federal securities laws and that the Act and the rules of the Securities and Exchange Commission (the "Commission") provide in substance that the Subscriber may dispose of the Common Stock only after one year and pursuant to Rule 144 or an exemption therefrom. The certificates evidencing the shares of Common stock offered hereby will bear a legend which clearly sets forth this restriction. The Subscriber understands that the Subscriber may not at any time demand the purchase by the Company of the Subscriber's Common Stock.

     (iii) The Subscriber agrees: (A) that the Subscriber will not sell, assign, pledge, give, transfer or otherwise dispose of the Common Stock or any interest therein, or make any offer or attempt to do any of the foregoing except in a transaction which is exempt from the registration provisions of the Act and all applicable State Securities Laws; (B) that the company and any transfer agent for the Common Stock except upon compliance with the foregoing restrictions; and

(C) that a restrictive legend will be placed on the certificates representing the Common Stock.

     (iv) The Subscriber has not offered or sold any portion of the subscribed for Common Stock and has no present intention of dividing such Common Stock with others or of reselling or otherwise disposing of any portion of such Common Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.


3. SURVIVAL AND INDEMNIFICATION. All representations, warranties and covenants contained in this Agreement and the indemnification contained in this Paragraph 4 shall survive (i) the acceptance of the Subscription Agreement by the Company and (ii) the death or disability of the Subscriber. The Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Paragraph 3 hereof and that the Company has relied upon such representations, warranties and covenants in determining the Subscriber's qualification and suitability to purchase the Common Stock. The Subscriber hereby agrees to indemnify, defend and hold harmless the Company, and its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and disbursements), judgment or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation herein or the breach of any warranty or covenant herein. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by the Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to them under the Securities Act or State Securities laws.

4. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

(a)     if  to  the  Company,  to  it  at  the  following  address:

NeWave, Inc.
Attn: Michael Hill, President & CEO
30 South LaPatera, Suite 7
     Goleta, CA 93117

(b) if to the Subscriber, at the address set forth on the last page hereof or directly to the Subscriber at the address set forth on the signature page hereto, or at such other address as either party shall have specified by notice in writing to the other.

All notice and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two days after being deposited in the mail, postage prepaid, if mailed; and the next day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

5. ASSIGNMENT. This Subscription Agreement is not assignable by the Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by each of the parties hereto.

6. BINDING EFFECT. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and by binding upon each such person and his heirs, executors, administrators and successors.

7. ENTIRE AGREEMENT. This Subscription Agreement constitutes the entire agreement of the Subscriber and the Company relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written.

8. GOVERNING LAW. This Subscription Agreement constitutes the entire agreement of the Subscriber and the Company relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written.

9. SEVERABILITY. If an provision of this Subscription Agreement or the application thereof to any Subscriber or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Subscription Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

10. HEADINGS. The headings in this Subscription Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of the Subscription Agreement or an provision hereof.

IN WITNESS WHEREOF, the undersigned Subscriber has executed this Subscription Agreement this ________20th____day of December 2005.


(s) Gary D. Elliston
________________________
________________________
________________________


ACCEPTED by the Company this the 22nd day of December 2005.
NeWave, Inc.



By:  /s/ Michael Hill
     ----------------
         Michael Hill, President